Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2018

Q1 2018 Financial Highlights

•	Revenue: $769.4 million
•	GAAP loss per share: $0.02
•	Non-GAAP earnings per share: $1.10

MOUNTAIN VIEW, Calif. – Feb. 21, 2018 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter of fiscal year 2018.

For the first quarter of fiscal 2018, Synopsys reported revenue of $769.4 million, compared to $652.8 million for the first quarter of fiscal 2017, an increase of approximately 17.9 percent. Fiscal 2018 results include a favorable impact of one additional week compared to fiscal 2017, which occurred in our first fiscal quarter.

“We began fiscal 2018 on a strong note, exceeding expectations, raising full-year revenue and non-GAAP earnings per share guidance, and returning capital to shareholders with a $200M buyback initiated in fiscal Q1,” said Aart de Geus, chairman and co-CEO. “Propelled by the evolving age of ‘Smart Everything,’ semiconductor and systems companies, along with software developers across many industries, are driving digitization and machine learning, which require more and more advanced chips, sophisticated hardware/software interaction and high levels of software security. As the Silicon to Software partner, our unique combination of leading technologies positions us well to participate in this dynamic wave of opportunity.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income (loss) for the first quarter of fiscal 2018 was $(3.7) million, or $(0.02) per share, compared to $86.6 million, or $0.56 per share, for the first quarter of fiscal 2017. First quarter fiscal 2018 results include one-time tax expenses of approximately $119 million associated with the Tax Cuts and Jobs Act of 2017 (“tax reform”).

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2018 was $169.6 million, or $1.10 per share, compared to non-GAAP net income of $145.1 million, or $0.94 per share, for the first quarter of fiscal 2017. First quarter fiscal 2018 results include a benefit of approximately $0.08 per share as a result of tax reform.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the second quarter and full fiscal year 2018, which do not include any impact of future acquisition-related activities or costs.

These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal Year 2018 Targets:

•	Revenue: $765 million - $790 million

•	GAAP expenses: $637 million - $653 million

•	Non-GAAP expenses: $575 million - $585 million

•	Other income and expense: ($1) million - $1 million

•	Annual tax rate applied in non-GAAP net income calculations: 13 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $0.69 - $0.77

•	Non-GAAP earnings per share: $1.06 - $1.10

Full Fiscal Year 2018 Targets:

•	Revenue: $2.92 billion - $2.95 billion

•	Other income and expense: ($6) million - ($2) million

•	Annual tax rate applied in non-GAAP net income calculations: 13 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $1.59 - $1.69

•	Non-GAAP earnings per share: $3.67 - $3.74

•	Cash flow from operations: $500 million - $550 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, (vi) the impact of a one-time transition tax resulting from U.S. tax reform (referred to as the “Income tax related to transition tax”), (vii) the impact of a reduction in value of deferred tax assets caused by a reduction of the U.S. corporate tax rate (referred to as the “Income tax related to tax rate change”), and (viii) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. In fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also considered other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis we re-evaluate this rate for significant events that may materially affect our projections and, as a result of U.S. tax reform in December 2017, which lowered the U.S. statutory rate from 35% to 21%, we adjusted our normalized annual non-GAAP tax rate from 19% to 13% for fiscal 2018. We will re-evaluate this rate again for fiscal 2019, but we expect that our normalized annual non-GAAP tax rate will exceed 13%, but be below 19%, for fiscal 2019.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as in Item 2.02 of the Current Report on Form 8-K filed on February 21, 2018 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of First Quarter Fiscal Year 2018 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2018 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended January 31,
	2018	2017
GAAP net income (loss)	$(3,691)	$86,588
Adjustments:
Amortization of intangible assets	28,547	29,508
Stock compensation	32,323	25,834
Acquisition-related costs	14,200	3,299
Restructuring charges	(282)	12,105
Income tax related to transition tax	73,434	—
Income tax related to tax rate change	45,636	—
Tax adjustments	(20,612)	(12,257)

Non-GAAP net income	$169,555	$145,077

	Three Months Ended January 31,
	2018	2017
GAAP net income (loss) per share (1)	$(0.02)	$0.56
Adjustments:
Amortization of intangible assets	0.19	0.19
Stock compensation	0.21	0.17
Acquisition-related costs	0.09	0.02
Restructuring charges	—	0.08
Income tax related to transition tax	0.47	—
Income tax related to tax rate change	0.29	—
Tax adjustments	(0.13)	(0.08)

Non-GAAP net income per share (1)	$1.10	$0.94

Shares used in computing per share amounts: (1)
Basic - GAAP net loss	149,441	n/a
Diluted - Non-GAAP adjustments & net income	154,068	154,433

(1)	We provide both basic weighted-average outstanding shares and fully diluted weighted-average outstanding shares in net income (loss) per share calculation in the reconciliation of earnings per share amounts. If there is a GAAP net loss in a reporting period, we are required to use basic weighted-average outstanding shares to compute net loss per share to prevent anti-dilutive effect while we use fully diluted weighted-average outstanding shares to compute per share non-GAAP adjustments and net income.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2018 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending April 30, 2018 (1)
	Low	High
Target GAAP expenses	$637,000	$653,000
Adjustments:
Estimated impact of amortization of intangible assets	(30,000)	(33,000)
Estimated impact of stock compensation	(32,000)	(35,000)

Target non-GAAP expenses	$575,000	$585,000

	Range for Three Months Ending April 30, 2018 (1)
	Low	High
Target GAAP earnings per share	$0.69	$0.77
Adjustments:
Estimated impact of amortization of intangible assets	0.21	0.19
Estimated impact of stock compensation	0.23	0.21
Estimated impact of tax adjustments	(0.07)	(0.07)

Target non-GAAP earnings per share	$1.06	$1.10

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2018 Targets

	Range for Fiscal Year Ending October 31, 2018 (1)
	Low	High
Target GAAP earnings per share	$1.59	$1.69
Adjustments:
Estimated impact of amortization of intangible assets	0.78	0.74
Estimated impact of stock compensation	0.90	0.87
Acquisition-related costs	0.09	0.09
Income tax related to transition tax	0.47	0.47
Income tax related to tax rate change	0.29	0.29
Estimated impact of tax adjustments	(0.45)	(0.41)

Target non-GAAP earnings per share	$3.67	$3.74

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ second quarter and fiscal year end on May 5, 2018 and November 3, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 444434, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on February 28, 2018. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the second fiscal quarter in May 2018. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the second quarter fiscal year 2018 earnings call in May 2018, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal year 2018 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter of fiscal year 2018 in its quarterly report on Form 10-Q to be filed by March 15, 2018.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections titled “Financial Targets” and “GAAP to Non-GAAP Reconciliation”, and the expected impact of recent U.S. tax reform. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers and our dependence on a relatively small number of large customers; uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to carry out our new product and technology initiatives; cybersecurity threats or other security breaches; risks and compliance obligations relating to the global nature of our operations; our ability to protect our proprietary technology; investments of more resources in research and development than anticipated; increased risks resulting from an increase in sales of our hardware products; changes in accounting principles or standards; changes in our effective tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2017. The information provided herein is as of February 21, 2018. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2018	2017
Revenue:
Time-based products	$570,933	$489,365
Upfront products	91,604	79,609
Maintenance and service	106,889	83,812

Total revenue	769,426	652,786
Cost of revenue:
Products	111,394	96,971
Maintenance and service	50,754	37,303
Amortization of intangible assets	19,008	21,472

Total cost of revenue	181,156	155,746

Gross margin	588,270	497,040
Operating expenses:
Research and development	264,411	212,648
Sales and marketing	150,512	126,511
General and administrative	56,372	40,866
Amortization of intangible assets	9,539	8,036
Restructuring charges	(282)	12,105

Total operating expenses	480,552	400,166

Operating income	107,718	96,874
Other income (expense), net	12,385	11,487

Income before income taxes	120,103	108,361
Provision (benefit) for income taxes	123,794	21,773

Net income (loss)	$(3,691)	$86,588

Net income (loss) per share:
Basic	$(0.02)	$0.57
Diluted	$(0.02)	$0.56
Shares used in computing per share amounts:
Basic	149,441	150,782

Diluted	149,441	154,433

(1)	Synopsys’ first quarter of fiscal year 2018 and 2017 ended on February 3, 2018 and January 28, 2017, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2018	October 31, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$605,892	$1,048,356
Accounts receivable, net	499,373	451,144
Income taxes receivable and prepaid taxes	44,258	48,257
Prepaid and other current assets	182,823	134,836

Total current assets	1,332,346	1,682,593
Property and equipment, net	284,441	266,014
Goodwill	3,130,598	2,706,974
Intangible assets, net	434,539	253,843
Long-term prepaid taxes	99,835	20,157
Long-term deferred income taxes	187,346	243,989
Other long-term assets	248,444	222,844

Total assets	$5,717,549	$5,396,414

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$349,365	$499,846
Accrued income taxes	38,867	39,811
Deferred revenue	1,121,297	1,064,528
Short-term debt	440,885	9,924

Total current liabilities	1,950,414	1,614,109
Long-term accrued income taxes	95,528	33,239
Long-term deferred revenue	119,864	83,252
Long-term debt	131,250	134,063
Other long-term liabilities	279,860	252,027

Total liabilities	2,576,916	2,116,690
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 148,953 and 150,445 shares outstanding, respectively	1,490	1,505
Capital in excess of par value	1,612,459	1,622,429
Retained earnings	2,133,854	2,143,873
Treasury stock, at cost: 8,309 and 6,817 shares, respectively	(574,082)	(426,208)
Accumulated other comprehensive income (loss)	(37,192)	(65,979)

Total Synopsys stockholders’ equity	3,136,529	3,275,620
Non-controlling interest	4,104	4,104

Total stockholders’ equity	3,140,633	3,279,724

Total liabilities and stockholders’ equity	$5,717,549	$5,396,414

(1)	Synopsys’ first quarter of fiscal 2018 ended on February 3, 2018, and its fiscal year 2017 ended on October 28, 2017. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,691)	$86,588
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization and depreciation	43,920	49,464
Stock compensation	32,323	25,834
Allowance for doubtful accounts	368	229
(Gain) loss on sale of investments	4	(1)
Write-down of long-term investments	—	1,300
Deferred income taxes	46,172	12,989
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(34,811)	122,192
Prepaid and other current assets	(30,592)	(24,893)
Other long-term assets	(25,635)	(13,931)
Accounts payable and accrued liabilities	(139,864)	(129,316)
Income taxes	(18,017)	(14,201)
Deferred revenue	70,458	(69,372)

Net cash (used in) provided by operating activities	(59,365)	46,882

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	12,449	37,284
Purchases of short-term investments	—	(35,338)
Purchases of property and equipment	(28,316)	(18,178)
Cash paid for acquisitions and intangible assets, net of cash acquired	(608,344)	(187,624)
Capitalization of software development costs	(807)	(1,033)
Other	—	2,100

Net cash used in investing activities	(625,018)	(202,789)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	450,000	150,000
Repayment of debt	(21,875)	(35,000)
Issuances of common stock	12,486	7,205
Payments for taxes related to net share settlement of equity awards	(10,247)	(6,887)
Purchase of equity forward contract	(20,000)	(20,000)
Purchases of treasury stock	(180,000)	(80,000)
Other	—	559

Net cash provided by financing activities	230,364	15,877
Effect of exchange rate changes on cash and cash equivalents	11,555	(8,881)

Net change in cash and cash equivalents	(442,464)	(148,911)
Cash and cash equivalents, beginning of the year	1,048,356	976,620

Cash and cash equivalents, end of the period	$605,892	$827,709

(1)	Synopsys’ first quarter of fiscal year 2018 and 2017 ended on February 3, 2018 and January 28, 2017, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.